ISCO International to Present at Equities Magazine Transatlantic Conference Series -- New York, London, and Milan

ELK GROVE VILLAGE, IL -- 08/21/2006 -- ISCO International, Inc. (AMEX: ISO), a leading global supplier of radio-frequency management and interference-control systems for the wireless telecommunications industry, announced its participation in the upcoming Transatlantic Conference Series hosted by Equities Magazine, a 55-year-old publication and investor awareness company. The first session will be held at the American Stock Exchange in New York on September 15th, 2006, then on to the London Stock Exchange on September 18th and finally to the Borsa Italiana exchange in Milan on September 20th.

American Stock Exchange CEO, Mr. Neal Wolkoff, will be the keynote speaker in New York, along with the Head of Equities, Mr. John McGonegal. The London session will feature Mr. Martin Graham, Director of the AIM Exchange. Finally, the Milan session will feature Borsa Italiana CEO Massimo Capuano. ISCO is delighted to be one of twelve companies presenting at these events. These forums are by invitation-only and attended by analysts, portfolio managers, market makers, fund managers, and other professionals in the field.

Unprecedented cellular growth and increasing system complexity have led to dynamic interference environments for global wireless operators. The industry has struggled in its ability to deal with interference issues as the predominant sources of inter-technology interference are random and varying in nature, and typically change by day, time, frequency and amplitude due to changes in topology, cell-loading, site additions and competitive systems.

"With the worldwide launch of the digital ANF platform ("dANF"), we at ISCO International have taken the next step in our overall strategy of bringing highly differentiated, software-based Adaptive Interference Management ("AIM") products to the wireless industry. The overlay of data-centric networks has multiplied the problem, and the need for a solution, exponentially," said Neal Campbell, Executive Vice President, Next Generation Products. "We look forward to sharing our innovative solutions and products with the global investment community through Equities Magazine's Transatlantic Conference Series."

The dANF technology is compatible with all spread spectrum-based wireless technologies (CDMA, UMTS, WiFi). The product integrates seamlessly with all wireless infrastructure manufacturers' cell site equipment. Importantly, due to the flexible Linux architecture, it is possible to future proof carrier networks from new types and modes of interference as new wireless technologies are introduced. The digital Adaptive Notch Filter can provide significant performance gains for voice, and perhaps more importantly, data networks challenged by intensive real-time applications impaired by in-band interference. The ISCO adaptive interference management (AIM) platform provides the foundation for future applications of software-based filtering in WiMax, and other 4th Generation wireless systems.

A link to the conference:

http://www.equitiesmagazine.com/corporate-conference.php

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to obtain additional financing in the future; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company's ability to protect its intellectual property; the risks of foreign operations and the risks of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on August 14, 2006. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

CONTACT:
Mr. Frank Cesario
1-847-391-9492
iscoir@iscointl.com